Exhibit 4.1

Number	Shares

COMMON	COMMON

INCORPORATED UNDER THE LAWS	OF THE STATE OF DELAWARE

CURTISS-WRIGHT CORPORATION

This certificate is transferable in New York, NY and Ridgefield Park, NJ

CUSIP 231561 40 8

See Reverse For Certain Definitions

This Certifies that ___________________________ is the owner of

_________________________

FULL-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $1.00 EACH OF THE COMMON STOCK of Curtiss-Wright Corporation (hereinafter referred to as the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which certificate is on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

__________________	_______________________________
Secretary	Chairman and Chief Executive Officer

Countersigned and registered:

AMERICAN STOCK TRANSFER &

TRUST COMPANY

Transfer Agent and Registrar,

_____________________________
Authorized Signature.

[REVERSE]

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Second Amended and Restated Rights Agreement between Curtiss-Wright Corporation and American Stock Transfer & Trust Company, as successor to Mellon Investor Services LLC (f/k/a

ChaseMellon Shareholder Services, LLC), as Rights Agent, dated as of November 6, 2000, as amended and restated as of November 20, 2001, as further amended as of February 1, 2002, as further amended and restated as of May 24, 2005, and as further amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Curtiss-Wright Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Curtiss-Wright Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT —	_______Custodian	_________
			(Cust)	(Minor)
TEN ENT —	as tenants by the entireties		under Uniform Gifts to Minors

JT TEN	—	as joint tenants with right of	Act _________
		survivorship and not as tenants	(State)
in common

Additional abbreviations may also be used though not in the above list.

CURTISS-WRIGHT CORPORATION

______________

CURTISS-WRIGHT CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK WHICH CURTISS-WRIGHT CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF CURTISS-WRIGHT CORPORATION OR TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

For value received,                                            hereby sell, assign and transfer unto                                            (Please Insert Social Security or Other Identifying Number of Assignee)

Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee.

                                                                                                                                                                           Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                 Attorney to transfer the said stock on the books of the within-named Corporation with the full power of substitution in the premises.

Dated, _________________________

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.